Exhibit 99.1

NEWS RELEASE
Contact:
Sheila Spagnolo
Vice President - Tax & Investor Relations
Phone (610) 251-1000
sspagnolo@triumphgroup.com

TRIUMPH GROUP REPORTS
SECOND QUARTER FISCAL 2015 EARNINGS

•	Net sales for second quarter fiscal year 2015 increased 3% to a record $994.1 million

•
Operating income for second quarter fiscal year 2015 was $114.7 million and included $7.8 million of costs related to the Jefferson Street/Red Oak facility transition. Excluding these costs, operating income was $122.5 million, reflecting an operating margin of 12%

•
Net income for second quarter fiscal year 2015 was $67.4 million, or $1.32 per diluted share, which included Jefferson Street/Red Oak facility transition costs totaling $7.8 million pre-tax ($0.10 per diluted share). Excluding these costs, earnings per share were $1.42 per diluted share

•	Year-to-date cash flow from operations before pension contributions of $55.4 million was $313.8 million

Berwyn, PA - October 29, 2014 - Triumph Group, Inc. (NYSE: TGI) today reported financial results for its second quarter of fiscal year 2015, which ended September 30, 2014.

“Our second quarter performance reflected our continued focus on execution, cost improvement and cash generation as well as our commitment to meeting our customers’ needs, and we were pleased to achieve record net quarterly revenues,” said Jeffry D. Frisby, Triumph’s President and Chief Executive Officer. “The Aerospace Systems Group and the Aftermarket Services Group delivered positive organic revenue growth and sustained their strong operating margins. While we are making progress in the Aerostructures Group, we remain committed to continue driving performance in order to improve our margins in this segment. The integration of the GE Aviation hydraulic actuation business is progressing well and the recently announced acquisition of Triumph Aviation Services - NAAS Division will accelerate growth in our aftermarket business. We generated strong cash flow during the quarter, enabling us to reduce our debt, take advantage of strategic growth opportunities and opportunistically buy back shares to return capital to our shareholders.”

Net sales for the fiscal second quarter of 2015 were a record $994.1 million, a three percent increase compared to fiscal second quarter 2014 net sales of $967.3 million. Organic sales for the quarter

-More-

decreased five percent primarily due to production rate cuts on the 747-8, Gulfstream and V-22 programs.
Net income for the second quarter of fiscal year 2015 was $67.4 million, or $1.32 per diluted share, compared to $49.5 million, or $0.94 per diluted share, for the second quarter of the prior fiscal year. Results in the second quarter of fiscal year 2015 included $7.8 million pre-tax ($0.10 per diluted share) of costs related to the Jefferson Street/Red Oak facility transition. Excluding these costs, earnings per share for the second quarter of fiscal year 2015 were $1.42 per diluted share. The prior fiscal year’s quarter included approximately $5.8 million pre-tax ($0.07 per diluted share) of costs related to the Jefferson Street facility move. Excluding these move- related costs, earnings per share for the prior fiscal year’s second quarter were $1.01 per diluted share. The number of shares used in computing diluted earnings per share for the quarter was 51.2 million shares.
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the second quarter of fiscal year 2015 were $138.8 million and reflected an Adjusted EBITDA margin of fourteen percent. This compares to Adjusted EBITDA of $122.3 million and an Adjusted EBITDA margin of thirteen percent in the prior fiscal year’s second quarter.
Net sales for the first six months of fiscal year 2015 were $1.891 billion, down slightly from net sales of $1.911 billion for the comparable period of the last fiscal year. Net income for the first six months of fiscal year 2015 was $195.7 million, or $3.79 per diluted share, versus $128.6 million, or $2.43 per diluted share, in the prior year period. The year-to-date results included costs related to the Jefferson Street/Red Oak facility transition and the refinancing of the Senior Notes due 2018. Also included in the year-to-date results was a gain, net of legal fees, related to the settlement of the Eaton litigation. Excluding these items totaling $95.5 million pre-tax ($1.19 per diluted share), net income for the first six months of fiscal year 2015 was $134.2 million, or $2.60 per diluted share.
During the six months ended September 30, 2014, the company generated $313.8 million of cash flow from operations before pension contributions of $55.4 million; after these contributions, cash flow from operations was $258.4 million.
During the quarter, the company repurchased 636,740 shares of stock under the company’s existing 5.5 million share repurchase authorization. As of September 30, 2014, approximately 3.8 million shares remained under the share repurchase authorization.
Segment Results
Aerostructures
The Aerostructures segment reported net sales of $632.1 million in the second quarter of fiscal year 2015 compared to $690.7 million in the prior year period. Organic sales for the quarter declined seven percent primarily due to production rate cuts on the 747-8, Gulfstream and V-22 programs. Operating income for the second quarter of fiscal year 2015 was $72.2 million, compared to $64.4 million for the prior year period, and included a net unfavorable cumulative catch-up adjustment on long-term contracts of $6.2 million. The segment’s operating results for the quarter also included $7.8 million of pre-tax charges related to the Jefferson Street/Red Oak facility transition as well as a customer settlement charge of $5.0 million. The segment’s operating margin for the quarter was eleven percent. Excluding the Jefferson Street/Red Oak facility transition costs, the segment’s operating margin for the quarter was thirteen percent.

-More-

Aerospace Systems

The Aerospace Systems segment reported record net sales of $288.9 million in the second quarter of fiscal year 2015 compared to $205.5 million in the prior year period, an increase of forty-one percent, reflecting the impact of the Triumph Actuation Systems-Yakima and Triumph Actuation Systems-UK and IOM acquisitions completed at the end of the first quarter of fiscal year 2015. Organic sales growth for the quarter was two percent. Operating income for the second quarter of fiscal year 2015 was $46.2 million compared to $31.7 million for the prior year period, an increase of forty-six percent. The segment’s operating margin for the quarter was sixteen percent.

Aftermarket Services

The Aftermarket Services segment reported net sales in the second quarter of fiscal year 2015 of $74.3 million compared to $73.0 million in the prior year period, an increase of two percent, all of which was organic. Operating income for the second quarter of fiscal year 2015 was $11.6 million compared to $10.1 million for the prior year period, an increase of fifteen percent. Operating margin for the quarter was sixteen percent.

Outlook

Mr. Frisby continued, “We remain focused on improving our operational execution while exploring opportunities to strategically expand Triumph’s global presence and achieve balance in our segments, end markets and customers.”

Based on current projected aircraft production rates and a weighted average share count of 51.3 million shares, the company reaffirmed its fiscal year 2015 revenue guidance of $3.8 to $3.9 billion and maintained its full year earnings per share guidance of $5.75 to $5.90 per diluted share, excluding the non-recurring items. The company updated its expectation for Adjusted EBITDA for fiscal year 2015 to $635.0 million to $645.0 million, which excludes the impact of non-recurring items, and expects to generate free cash flow available for debt reduction, acquisitions and share repurchases after pension contributions for the fiscal year of approximately $385.0 million.

Conference Call

Triumph Group will hold a conference call tomorrow, October 30 at 8:30 a.m. (ET) to discuss the fiscal year 2015 second quarter results. The conference call will be available live and archived on the company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast. An audio replay will be available from October 30th to November 6th by calling (888) 266-2081 (Domestic) or (703) 925-2533 (International), passcode #1645741.

About Triumph Group

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerostructures, aircraft components, accessories, subassemblies and systems. The company serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.

-More-

More information about Triumph can be found on the company’s website at www.triumphgroup.com.

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about future aerospace market conditions, aircraft production rates, financial and operational performance, revenue and earnings growth, profitability and earnings results for fiscal year 2015. All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause its actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

-More-

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
CONDENSED STATEMENTS OF INCOME	2014	2013	2014	2013

Net sales	$994,123	$967,345	$1,891,028	$1,911,028

Operating income	114,698	92,971	355,222	234,317

Interest expense and other	15,386	20,321	57,746	40,031
Income tax expense	31,866	23,134	101,786	65,727

Net Income	$67,446	$49,516	$195,690	$128,559

Earnings per share - basic:

Net income	$1.32	$0.96	$3.81	$2.51

Weighted average common shares outstanding - basic	51,015	51,807	51,351	51,311

Earnings per share - diluted:

Net income	$1.32	$0.94	$3.79	$2.43

Weighted average common shares outstanding - diluted	51,169	52,820	51,627	52,813

Dividends declared and paid per common share	$0.04	$0.04	$0.08	$0.08

-More-

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

BALANCE SHEET	Unaudited	Audited
	September 30,	March 31,
	2014	2014
Assets
Cash and cash equivalents	$33,366	$28,998
Accounts receivable, net	518,958	517,385
Inventory, net of unliquidated progress payments of $167,008 and $165,019	1,234,692	1,109,887
Rotable assets	43,514	41,666
Deferred income taxes	48,919	57,308
Prepaid and other current assets	22,881	24,897
Current assets	1,902,330	1,780,141

Property and equipment, net	963,604	931,430
Goodwill	1,932,491	1,793,539
Intangible assets, net	967,886	978,171
Other, net	49,280	69,914

Total assets	$5,815,591	$5,553,195

Liabilities & Stockholders' Equity
Current portion of long-term debt	$39,595	$49,575
Accounts payable	342,002	317,334
Accrued expenses	285,217	273,290
	666,814	640,199

Long-term debt, less current portion	1,516,890	1,500,808
Accrued pension and post-retirement benefits, noncurrent	424,087	508,524
Deferred income taxes, noncurrent	444,357	385,188
Other noncurrent liabilities	409,762	234,565

Stockholders' Equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 52,460,920 and 52,459,020 shares issued	51	52
Capital in excess of par value	850,677	866,281
Treasury stock, at cost, 1,673,852 and 300,000 shares	(112,152)	(19,134)
Accumulated other comprehensive income	(32,114)	(18,908)
Retained earnings	1,647,219	1,455,620
Total stockholders' equity	2,353,681	2,283,911

Total liabilities and stockholders' equity	$5,815,591	$5,553,195
-More-

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

SEGMENT DATA	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net Sales:
Aerostructures	$632,072	$690,748	$1,243,935	$1,342,636
Aerospace Systems	288,902	205,483	508,754	425,009
Aftermarket Services	74,343	72,971	141,951	147,324
Elimination of inter-segment sales	(1,194)	(1,857)	(3,612)	(3,941)
	$994,123	$967,345	$1,891,028	$1,911,028

Operating Income (Loss):
Aerostructures	$72,230	$64,425	$143,095	$164,812
Aerospace Systems	46,214	31,740	83,567	74,383
Aftermarket Services	11,620	10,102	22,124	21,381
Corporate	(15,366)	(13,296)	106,436	(26,259)
	$114,698	$92,971	$355,222	$234,317

Depreciation and Amortization:
Aerostructures	$24,765	$26,483	$49,744	$52,796
Aerospace Systems	11,147	8,549	20,665	17,088
Aftermarket Services	1,926	1,864	3,803	3,741
Corporate	1,176	1,348	2,353	2,553
	$39,014	$38,244	$76,565	$76,178

Amortization of Acquired Contract Liabilities:
Aerostructures	$(4,783)	$(5,614)	$(9,900)	$(11,755)
Aerospace Systems	(10,082)	(3,351)	(13,932)	(8,360)
	$(14,865)	$(8,965)	$(23,832)	$(20,115)

Capital Expenditures:
Aerostructures	$23,007	$52,598	$38,376	$98,543
Aerospace Systems	10,588	5,843	16,251	10,275
Aftermarket Services	2,353	3,915	4,033	8,067
Corporate	49	680	414	2,380
	$35,997	$63,036	$59,074	$119,265

-More-

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the "SEC") guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is Adjusted EBITDA, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and early retirement incentives, legal settlements, depreciation and amortization. We disclose Adjusted EBITDA on a consolidated and an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA as an operating performance measure and, as such, we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA as a substitute for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA to net income set forth below,  in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA.

Adjusted EBITDA is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 15 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA excludes these charges and provides meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•
Legal settlements may be useful to investors to consider because they reflect gains or losses from disputes with third parties. We do not believe that these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Curtailments, settlements and early retirement incentives may be useful to investors to consider because it represents the current period impact of the change in defined benefit obligation due to the reduction in future service costs. We do not believe these charges (gains) necessarily reflect the current and ongoing cash earnings related to our operations.

-More-

(Continued)
FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization expenses may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

-More-

(Continued)

The following table shows our Adjusted EBITDA reconciled to our net income for the indicated periods:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA):
Net income	$67,446	$49,516	$195,690	$128,559

Add-back:
Income tax expense	31,866	23,134	101,786	65,727
Interest expense and other	15,386	20,321	57,746	40,031
Gain on legal settlement, net	—	—	(134,693)	—
Amortization of acquired contract liabilities	(14,865)	(8,965)	(23,832)	(20,115)
Depreciation and amortization	39,014	38,244	76,565	76,178

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$138,847	$122,250	$273,262	$290,380

Net sales	$994,123	$967,345	$1,891,028	$1,911,028

Adjusted EBITDA Margin	14.2%	12.8%	14.6%	15.4%

-More-

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended September 30, 2014
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate/Eliminations

Net Income	$67,446

Add-back:
Income tax expense	15,386
Interest expense and other	31,866

Operating income (loss)	$114,698	$72,230	$46,214	$11,620	$(15,366)

Amortization of acquired contract liabilities	(14,865)	(4,783)	(10,082)	—	—
Depreciation and amortization	39,014	24,765	11,147	1,926	1,176

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$138,847	$92,212	$47,279	$13,546	$(14,190)

Net sales	$994,123	$632,072	$288,902	$74,343	$(1,194)

Adjusted EBITDA Margin	14.2%	14.7%	17.0%	18.2%	n/a

-More-

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Six Months Ended September 30, 2014
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate/Eliminations

Net Income	$195,690

Add-back:
Income tax expense	101,786
Interest expense and other	57,746

Operating income (loss)	$355,222	$143,095	$83,567	$22,124	$106,436

Gain on legal settlement, net of expenses	(134,693)	—	—	—	(134,693)
Amortization of acquired contract liabilities	(23,832)	(9,900)	(13,932)	—	—
Depreciation and amortization	76,565	49,744	20,665	3,803	2,353

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$273,262	$182,939	$90,300	$25,927	$(25,904)

Net sales	$1,891,028	$1,243,935	$508,754	$141,951	$(3,612)

Adjusted EBITDA Margin	14.6%	14.8%	18.2%	18.3%	n/a

-More-

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended September 30, 2013
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate / Eliminations

Net Income	$49,516

Add-back:
Income tax expense	23,134
Interest expense and other	$20,321

Operating income (loss)	$92,971	$64,425	$31,740	$10,102	$(13,296)

Amortization of acquired contract liabilities	(8,965)	(5,614)	(3,351)	—	—
Depreciation and amortization	38,244	26,483	8,549	1,864	1,348

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$122,250	$85,294	$36,938	$11,966	$(11,948)

Net sales	$967,345	$690,748	$205,483	$72,971	$(1,857)

Adjusted EBITDA Margin	12.8%	12.4%	18.3%	16.4%	n/a

-More-

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Six Months Ended September 30, 2013
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate / Eliminations

Net Income	$128,559

Add-back:
Income tax expense	65,727
Interest expense and other	40,031

Operating income (loss)	$234,317	$164,812	$74,383	$21,381	$(26,259)

Amortization of acquired contract liabilities	(20,115)	(11,755)	(8,360)	—	—
Depreciation and amortization	76,178	52,796	17,088	3,741	2,553

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$290,380	$205,853	$83,111	$25,122	$(23,706)

Net sales	$1,911,028	$1,342,636	$425,009	$147,324	$(3,941)

Adjusted EBITDA Margin	15.4%	15.5%	19.9%	17.1%	n/a

-More-

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs has been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended
	September 30, 2014				Location on
	Pre-Tax	After-Tax	Diluted EPS		Financial Statements
Income from Continuing Operations - GAAP	$99,312	$67,446	$1.32
Non-Recurring Costs:
Relocation Costs	196	126	0.00		Aerostructures (Primarily)
Jefferson Street Move:
Disruption	5,381	3,465	0.07		Aerostructures (EAC)**
Accelerated Depreciation	2,252	1,450	0.03		Aerostructures (EAC)**
Adjusted Income from continuing operations - non-GAAP	$107,141	$72,487	$1.42	*

* Difference due to rounding.
** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"

	Six Months Ended
	September 30, 2014				Location on
	Pre-Tax	After-Tax	Diluted EPS		Financial Statements
Income from Continuing Operations - GAAP	$297,476	$195,690	$3.79
Non-Recurring Costs:
Gain on legal settlement, net of expenses	(134,693)	(86,742)	(1.68)		Corporate
Refinancing costs	22,615	14,564	0.28		Corporate
Relocation Costs	3,193	2,056	0.04		Aerostructures (Primarily)
Jefferson Street Move:
Disruption	8,741	5,629	0.11		Aerostructures (EAC)**
Accelerated Depreciation	4,627	2,980	0.06		Aerostructures (EAC)**
Adjusted Income from continuing operations - non-GAAP	$201,959	$134,177	$2.60	*

* Difference due to rounding.
** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"

-More-

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs has been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended
	September 30, 2013				Location on
	Pre-Tax	After-Tax	Diluted EPS		Financial Statements
Income from Continuing Operations - GAAP	$72,650	$49,516	$0.94
Non-Recurring Costs:
Relocation costs (including interest)	1,450	934	0.02		Aerostructures (Primarily)
Jefferson Street Move:
Disruption	2,191	1,411	0.03		Aerostructures (EAC)**
Accelerated Depreciation	2,138	1,377	0.03		Aerostructures (EAC)**
Adjusted Income from continuing operations - non-GAAP	$78,429	$53,238	$1.01	*

* Difference due to rounding.
** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"

	Six Months Ended
	September 30, 2013				Location on
	Pre-Tax	After-Tax	Diluted EPS		Financial Statements
Income from Continuing Operations - GAAP	$194,286	$128,559	$2.43
Non-Recurring Costs:
Relocation costs (including interest)	2,771	1,785	0.03		Aerostructures (Primarily)
Jefferson Street Move:
Disruption	3,689	2,376	0.04		Aerostructures (EAC)**
Accelerated Depreciation	2,949	1,899	0.04		Aerostructures (EAC)**
Adjusted Income from continuing operations - non-GAAP	$203,695	$134,619	$2.55	*

* Difference due to rounding.
** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"

-More-

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Cash provided by operations, before pension contributions has been provided for consistency and comparability. We also use free cash flow available for debt reduction as a key factor in planning for and consideration of strategic acquisitions, stock repurchases and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations, before pension contributions to cash provided by operations, as well as cash provided by operations to free cash flow available for debt reduction.

	Six Months Ended
	September 30,
	2014	2013

Cash provided by operations, before pension contributions	$313,767	$89,422
Pension contributions	55,352	45,800
Cash (used in) provided by operations	258,415	43,622
Less:
Capital expenditures	59,074	119,265
Dividends	4,090	4,149
Free cash flow available for debt reduction, acquisitions and share repurchases	$195,251	$(79,792)

We use "Net Debt to Capital" as a measure of financial leverage.  The following table sets forth the computation of Net Debt to Capital:

	September 30,	March 31,
	2014	2014
Calculation of Net Debt
Current portion	$39,595	$49,575
Long-term debt	1,516,890	1,500,808
Total debt	1,556,485	1,550,383
Less: Cash	33,366	28,998
Net debt	$1,523,119	$1,521,385

Calculation of Capital
Net debt	$1,523,119	$1,521,385
Stockholders' equity	2,353,681	2,283,911
Total capital	$3,876,800	$3,805,296

Percent of net debt to capital	39.3%	40.0%

#######